Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated June 24, 2021, with respect to the financial statement of Informatica Inc. and the consolidated financial statements of Ithacalux Topco S.C.A. in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-259963) and related Prospectus of Informatica Inc. for the registration of shares of its Class A common stock.

/s/ Ernst & Young LLP

San Jose, California

October 18, 2021